As filed with the Securities and Exchange Commission on August 8, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

XERIS BIOPHARMA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-1082097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1375 W. Fulton Street, Suite 1300
Chicago, Illinois 60607
1-844-445-5704
(Address of Principal Executive Offices, including Zip Code)

Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan
(Full Title of the Plans)
John P. Shannon
Chief Executive Officer
Xeris Biopharma Holdings, Inc.
1375 W. Fulton Street, Suite 1300
Chicago, Illinois 60607
1-844-445-5704
(Name, Address and Telephone Number of Agent For Service)
Copies to:
Joseph C. Theis, Jr., Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed for the purposes of registering 6,636,632 additional shares of Common Stock that may be issued under the First Amendment to the Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (as amended, the “ESPP”). On April 23, 2024, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the ESPP by 6,636,632 shares of Common Stock. The proposal to increase the number of shares available for issuance under the ESPP was approved by the Registrant’s stockholders on June 5, 2024. This Registration Statement registers the 6,636,632 additional shares of Common Stock available for issuance under the ESPP.

The additional 6,636,632 shares of Common Stock available for issuance under the ESPP registered pursuant to this Registration Statement are of the same class as other securities relating to the ESPP for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-260068) on October 5, 2021, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-260068) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See the Exhibit Index on the following page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1
Specimen Stock Certificate Evidencing Shares of Common Stock (Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3 (File No. 333-262404) filed with the SEC on January 28, 2022)

4.2
Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.18 to Xeris Pharmaceuticals, Inc.'s Registration Statement on Form S-1/A filed with the SEC on June 11, 2018)

4.3	First Amendment to Xeris Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to our Current Report on From 8-K filed with the SEC on June 5, 2024)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of KPMG LLP, independent registered public accounting firm

23.3*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on signature page)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on August 8, 2024.

XERIS BIOPHARMA HOLDINGS, INC.

By:	/s/ John P. Shannon
John P. Shannon
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Shannon and Steven M. Pieper, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for such person and in such person’s name, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 of Xeris Biopharma Holdings, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Shannon	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2024
John P. Shannon

/s/ Steven M. Pieper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 8, 2024
Steven M. Pieper

/s/ Marla Persky	Chairperson of the Board	August 8, 2024
Marla Persky

/s/ Ricki Fairley	Director	August 8, 2024
Ricki Fairley

/s/ Dawn Halkuff	Director	August 8, 2024
Dawn Halkuff

/s/ John H. Johnson	Director	August 8, 2024
John H. Johnson

/s/ Garheng Kong	Director	August 8, 2024
Garheng Kong

/s/ B.J. Bormann	Director	August 8, 2024
B.J. Bormann

/s/ John Schmid	Director	August 8, 2024
John Schmid

/s/ Jeffrey Sherman	Director	August 8, 2024
Jeffrey Sherman